Exhibit 99.1

ANNUAL MEETING OF STOCKHOLDERS OF

TRIARC COMPANIES, INC.

[ __________________ ], 2008

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

ADMISSION TICKET

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11 AND 12.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

10. To elect the nominees listed below, and each of them, as directors of Triarc; and while Triarc has no reason to believe that any of the nominees will decline or be unable to serve, if any do, to vote with discretionary authority.

				FOR	AGAINST	ABSTAIN
		1.	Amendment to Triarc's certificate of incorporation to increase the number of authorized shares of Triarc Class A common stock.
	NOMINEES:
FOR ALL NOMINEES	Nelson Peltz	2.

Amendment to Triarc's certificate of incorporation to convert each issued and outstanding share of Class B common stock into one share of Class A common stock and provide that Class A common stock shall be the sole class of authorized common stock of Triarc.

	Peter W. May
WITHHOLD AUTHORITY FOR ALL NOMINEES	Hugh L. Carey
FOR ALL EXCEPT (See instructions below)	Clive Chajet	3.	Amendment of Triarc's certificate of incorporation to changes the name of Triarc to "Wendy's/Arby's Group, Inc."
	Edward P. Garden
	Joseph A. Levato	4.	Amendment of Triarc's certificate of incorporation to prohibit the issuance of preferred stock to affiliates under certain circumstances.
	David E. Schwab II
	Roland C. Smith	5.	Amendment of Triarc's certificate of incorporation to amend the definition of "Interested Stockholders."
	Raymond S. Troubh
	Russell V. Umphenour, Jr.	6.	Amendment of Triarc's certificate of incorporation to prohibit the board of directors from amending certain provisions of the bylaws.
	Jack G. Wasserman
		7.	Amendment of Triarc's certificate of incorporation to provide that the purpose of Triarc is to engage in the restaurant business.

		8.	Issuance of common stock in the merger.
		9.	Possible adjournment of the Triarc annual meeting.
		11.	Approval of an amendment to the Triarc Amended and Restated 2002 Equity Participation Plan.
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:		12.	Ratification of independent registered public accounting firm.

Each of items 1 through 8 listed above relating to the merger is conditioned upon the other seven, and approval of each such item is required for completion of the merger.

Please check here if you plan to attend the meeting.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Please date, sign and mail your

proxy card back as soon as possible!

Annual Meeting of Stockholders

TRIARC COMPANIES, INC.

[ _________________ ], 2008

ADMISSION TICKET

TRIARC COMPANIES, INC.

1155 PERIMETER CENTER WEST

ATLANTA, GA 30338

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL

MEETING ON [ ______________ ], 2008.

The undersigned hereby appoints [_________], and [_________], and each of them, with full power of substitution, as proxies, to vote all the shares of Class A common stock and Class B common stock of Triarc Companies, Inc. (“Triarc”) that the undersigned is entitled to vote at the 2008 Annual Meeting of Stockholders to be held [ _________________ ], 2008, and any adjournment thereof, upon the matters set forth, and in their discretion upon such other matters as may properly come before the meeting.

This Proxy, if signed and returned, will be voted as specified. If this card is signed and returned without specifications, the shares will be voted FOR items 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11 and 12. A majority of said proxies, or any substitutes, who shall be present and act at the meeting (or if only one shall be present and act, then that one) shall have all the powers of said proxies hereunder.

ELECTRONIC ACCESS TO FUTURE DOCUMENTS

If you would like to receive future shareholder communications over the Internet exclusively, and no longer receive any material by mail please visit http://www.amstock.com. Click on Shareholder Account Access to enroll. Please enter your account number and tax identification number to log in, then select Receive Company Mailings via E-Mail and provide your e-mail address.

(Continued and to be signed on the reverse side)